Exhibit (h)(13)

                       AMENDED AND RESTATED
                                   SCHEDULE A
                               dated April 4, 2002
                                     to the
                          ACCOUNTING SERVICES AGREEMENT
                             dated September 1, 2000

                                   PORTFOLIOS

"TDW Trust" means TD Waterhouse Trust "TDW Family" means TD Waterhouse Family of Funds, Inc. "NICM Fund" means National Investors Cash Management Fund, Inc.

1.       TDW Trust - Bond Index Fund
2.       TDW Trust - 500 Index Fund
3.       TDW Trust - Extended Market Index Fund
4.       TDW Trust - Asian Index Fund
5.       TDW Trust - European Index Fund
6.       TDW Trust - Technology Fund
7.       TDW Trust - Tax Managed Growth Fund
8.       TDW Trust - Dow 30 Fund
9.       TDW Family - NY Municipal Money Market Fund
10.      TDW Family - CA Municipal Money Market Fund
11.      TDW Family - Government Money Market Portfolio
12.      TDW Family - Money Market Portfolio
13.      TDW Family - Municipal Money Market Portfolio
14.      NICM Fund - Government Money Market Portfolio
15.      NICM Fund - Money Market Portfolio
16.      NICM Fund - Municipal Money Market Portfolio
17.      NICM Fund - Institutional Money Market Portfolio


     ACKNOWLEDGED AND AGREED TO:

     TD WATERHOUSE INVESTOR                 SEI INVESTMENT MUTUAL
     SERVICES, INC.                                  FUNDS SERVICES


     By: __________________________         By:________________________
     Name:                                     Name:
     Title:                                    Title:
     Date:                                     Date: